Novelis Inc. FY2026 Long-Term Incentive Plan
Plan Design, Terms and Conditions
1.Plan Design. A Participant’s target opportunity under the Plan will be comprised of:
(a)for annual long-term incentive grants to employees in Job Band 4+ (“JB4+) as of the date of grant, or such other date as determined in the sole discretion of the Committee, Novelis Performance Units (each, a “Novelis PU”), Hindalco Restricted Stock Units (each, a “Hindalco RSU”) and Hindalco Stock Appreciation Rights (each, a “Hindalco SAR”);
(b)for annual long-term incentive grants to employees in Job Band 5 (“JB5”) as of the date of grant, or such other date as determined in the sole discretion of the Committee, Novelis PUs and Hindalco RSUs; and
(c)for grants other than annual long-term incentive grants (whether to employees in JB4+ or JB5 or to those employees outside JB4+ and JB5, as determined in the discretion of the Committee, subject to approval by the Board.
2.Effective Date. This Plan is effective as of June 4, 2025 (the “Effective Date”).
3.Target Opportunity. Each Participant’s target opportunity will be determined by the Committee or its designee. Indian Rupee exchange rates will be fixed on the date of grant.
4.Eligibility. Except as otherwise provided herein or in an Award Agreement, an individual must be either employed in an eligible job band or transferred or hired into an eligible job band during FY2026 to receive a grant under the Plan. Eligibility and payments for employees who begin employment with the Company after the Effective Date will be determined by the Company’s Human Resources department.
(a)Employment after Plan Commencement Date. An eligible employee who begins employment after the Effective Date will be granted an Award that is based on an individual target within the range for the employee’s job band, prorated by 90% for first and second quarter hires (hired by September 30, with an award date of October 1) and by 75% for third quarter hires (hired between October 1 and December 31, with an award date of January 1). Fourth quarter hires will be eligible for an award during the next fiscal year.
(b)Promotion after Plan Commencement Date. An eligible employee who is promoted into an eligible job band after the Effective Date will be granted an award that is based on an individual target within the range for the employee’s job band, 100% of the award will be granted if promoted during the first quarter or on July 1, prorated by 90% for second quarter promotions (promoted between July 2 and September 30, with an award date of October 1) and by 75% for third quarter promotions (promoted between October 1 and December 31, with an award date of January 1), and also adjusted for any awards already granted during the current fiscal year, as applicable. Fourth quarter promotions will be eligible for an award during the next fiscal year.
5.Definitions. As used herein, the following definitions will apply:
(a)“Award” means a Novelis PU, a Hindalco RSU or a Hindalco SAR.

(b)“Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award. The Award Agreement is subject to the terms and conditions of this Plan.
(c)“Board” means the Board of Directors of the Company.
(d)“Cause” means, in the absence of an effective Award Agreement or employment or service agreement with the Participant otherwise defining Cause,
(i) a Participant’s conviction of or indictment for any crime (whether or not involving the Company or any affiliate or Subsidiary of the Company) (A) constituting a felony or (B) that has, or could reasonably be expected to result in, an adverse impact on the performance of the Participant’s duties to the Company or any affiliate or Subsidiary of the Company, or otherwise has, or could reasonably be expected to result in, an adverse impact on the business or reputation of the Company or any affiliate or Subsidiary of the Company;
(ii)conduct of a Participant, in connection with Participant’s Service, that has, or could reasonably be expected to result in, material injury to the business or reputation of the Company or any affiliate or Subsidiary of the Company;
(iii)any material violation of the policies of the Company or any affiliate or Subsidiary of the Company including, but not limited to, those relating to sexual harassment or the disclosure or misuse of confidential information, or those set forth in the manuals or statements of policy of the Company or any affiliate or Subsidiary of the Company;
(iv)willful neglect in the performance of a Participant’s duties for the Company or any affiliate or Subsidiary of the Company or willful or repeated failure or refusal to perform such duties;
(v)acts of willful misconduct on the part of a Participant in the course Participant’s Service that has, or could be reasonably expected to result in, material injury to the reputation or business of the Company or any affiliate or Subsidiary of the Company;
(vi)embezzlement, misappropriation or fraud committed by a Participant or at Participant’s direction, or with Participant’s personal knowledge, in the course of Participant’s Service, that has, or could be reasonably expected to result in, material injury to the reputation or business of the Company or any affiliate or Subsidiary of the Company;
(vii)a Participant’s breach of any employee confidentiality, non-competition, non-solicitation or other restrictive covenant by and between Participant and the Company or any affiliate or Subsidiary of the Company, which breach is not susceptible to cure, or that is not cured within thirty (30) days after the Participant is given written notice of such breach by the Company; or
(viii)a Participant’s breach of any material provision of any employment or service agreement that has, or could be reasonably expected to result in, material injury to the reputation or business of the Company or any affiliate or Subsidiary of the Company, which breach is not susceptible to cure, or that is not cured within thirty (30) days after the Participant is given written notice of such breach by the Company;

provided, however, that if, subsequent to a Participant’s voluntary termination of Service for any reason or involuntary termination of Service by the Company or any affiliate or Subsidiary of the Company without Cause, it is discovered that the Participant’s Service could have been terminated for Cause, upon determination by the Committee, such Participant’s Service shall be deemed to have been terminated for Cause for all purposes under the Plan. In the event there is an effective Award Agreement or an employment or service agreement with the Participant defining Cause, “Cause” shall have the meaning provided in such agreement, and a termination of Service by the Company or any affiliate or Subsidiary of the Company for Cause hereunder shall not be deemed to have occurred unless all applicable notice and cure periods in such Award Agreement or employment or service agreement are complied with.
(e)“Change in Control” means the first to occur of any of the following events:
(i)A change in the ownership of the Company which occurs on the date that any one person (within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended), or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than fifty percent (50%) of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection, (i) the acquisition of additional stock by any one Person who is considered to own more than fifty percent (50%) of the total voting power of the stock of the Company will not be considered a Change in Control and (ii) if the stockholders of the Company immediately before such change in ownership continue to retain immediately after the change in ownership, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately prior to the change in ownership, the direct or indirect beneficial ownership of fifty percent (50%) or more of the total voting power of the stock of the Company or of the ultimate parent entity of the Company, such event will not be considered a Change in Control under this subsection (a). For this purpose, indirect beneficial ownership will include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company, as the case may be, either directly or through one or more subsidiary corporations or other business entities;
(ii)The consummation of a merger or consolidation of the Company with any other corporation or other entity, or the issuance of voting securities in connection with a merger or consolidation of the Company pursuant to applicable stock exchange requirements; provided that immediately following such merger or consolidation the voting securities of the Company outstanding immediately prior thereto do not continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity of such merger or consolidation or parent entity thereof) fifty percent (50%) or more of the total voting power of the Company’s stock (or, if the Company is not the surviving entity of such merger or consolidation, fifty percent (50%) or more of the total voting power of the stock of such surviving entity or parent entity thereof); and provided, further, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including the securities beneficially owned by such Person any securities acquired directly from the Company and/or its affiliates and subsidiaries other than in connection with the acquisition by the Company and/or its affiliates and subsidiaries of a business) representing fifty percent (50%) or more of either the then- outstanding shares or the combined voting power of the Company’s then-outstanding voting securities shall not be considered a Change in Control;
(iii)A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12)-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; or
(iv)A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12)-month period ending on the date of the most recent acquisition by such Person or Persons) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (d), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (i) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer or (ii) a transfer of assets by the Company to: (A) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (B) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (C) a Person, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company, or (D) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (d)(ii)(C). For purposes of this subsection (iv), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets;
For purposes of this definition, Persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock or similar business transaction with the Company.
Notwithstanding the foregoing, with respect to any payment or benefit that constitutes “nonqualified deferred compensation” within the meaning of Section 409A, an event described in subsection (a), (b), (c) or (d) above shall not be deemed a Change in Control under the Plan to the extent the impact of a Change in Control on such payment or benefit would subject a Participant to additional taxes under Section 409A unless such event qualifies as a “change in ownership,” a “change in effective control” or a “change in ownership of a substantial portion of the assets” of the Company within the meaning of Section 409A.
Further and for the avoidance of doubt, an event will not constitute a Change in Control if: (i) its sole purpose is to change the jurisdiction of the Company’s incorporation or organization; or (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the Persons who held the Company’s securities immediately before such transaction.
(f)“Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder will include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.
(g)“Committee” means the compensation committee of the Board, unless another duly authorized committee is designated by the Board. All references herein to the “Committee” shall refer to such compensation committee or another duly authorized committee of the Board to which the Board has delegated such applicable power and authority as may be specified in each applicable section, provision or term set forth in this Plan. In the absence of such delegation of any applicable power and authority, “Committee” share refer to the Board.

(h)“Common Stock” means the common stock of Parent.
(i)“Company” means Novelis Inc., a corporation organized under the laws of Canada, or any successor thereto.
(j)“Data” means certain personal information about a Participant, including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any directorships held in the Company and details of all Awards awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor.
(k)“Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that the Committee in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Committee from time to time. The Committee may rely on any determination that a Participant is disabled for purposes of benefits under any long-term disability plan maintained by the Company or any affiliate in which a Participant participates. Notwithstanding the foregoing, with respect to an Award that is subject to Section 409A where the Award will be paid by reference to the Participant’s Disability, solely for purposes of determining the timing of payment, no such event will constitute a Disability for purposes of the Plan or any Award Agreement unless such event also constitutes a “disability” as defined under Section 409A.
(l)“Good Reason” means, in the absence of an effective Award Agreement or employment or service agreement with the Participant otherwise defining Good Reason, the occurrence of any of the following events, without the express consent of the Participant:
(i)a material diminution in the Participant’s annual base salary other than as a result of an across-the-board base salary reduction similarly affecting other Participants;
(ii)a material diminution in the Participant’s authority, duties, or responsibilities;
(iii)a material change in the geographic location at which the Participant must perform services for the Company (for this purpose, the relocation of the Participant’s principal office location to a location more than fifty (50) miles from its current location will be deemed to be material); or
(iv)a material breach of the Plan by the Company;
provided, however, that any of the events described above shall constitute Good Reason only if (A) Participant provides the Company written notice of the existence of the event or circumstances constituting Good Reason (with sufficient specificity for the Company to respond to such claim) within sixty (60) days of the initial existence of such event or circumstances, (B) Participant cooperates in good faith with the Company’s efforts to cure such event or circumstance for a period not less than thirty (30) days following Participant’s notice to the Company (the “Cure Period”), (C) notwithstanding such efforts, the Company fails to cure such event or circumstances prior to the end of the Cure Period, and (D) Participant terminates employment with the Company and all affiliates within sixty (60) days after the end of the Cure Period.

(m)“Parent” means Hindalco Industries Ltd.
(n)“Participant” means the holder of an outstanding Award.
(o)“Plan” means this Novelis Inc. FY2026 Long-Term Incentive Plan.
(p)“Section 409A” means Section 409A of the Code, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and Internal Revenue Service guidance that has been promulgated or may be promulgated thereunder from time to time.
(q)“Service” means service as an employee. Unless otherwise stated in the applicable Award Agreement, a Participant’s change in position or duties shall not result in interrupted or terminated Service, so long as such Participant continues to be an employee; provided, however, if any Award governed by Section 409A is to be distributed on a termination of Service, then Service shall be terminated when the Participant has a “separation from service” (as defined in Section 409A). Subject to Section 409A, whether a termination of Service shall have occurred for purposes of the Plan shall be determined by the Committee, which determination shall be final, binding and conclusive.
(r)“Share” means a share of Common Stock, as adjusted in accordance with Section 7 of the Plan.
(s)“Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.
6.Administration of the Plan. The Plan shall be administered by the Committee.
7.Leaves of Absence/Transfer Between Locations. Unless the Committee provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. A Participant will not cease to be an employee in the case of (a) any leave of absence approved by the Company or (b) transfers between locations of the Company or between the Company, Parent, or any affiliate or Subsidiary.
8.Transferability of Awards. Unless determined otherwise by the Committee, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will, by the laws of descent or distribution or to a trust or estate planning vehicle (provided that such trust or estate planning vehicle is approved by the Committee), and may be exercised, during the lifetime of the Participant, only by the Participant. If the Committee makes an Award transferable, such Award will contain such additional terms and conditions as the Committee deems appropriate.
9.Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, separation, rights offering, repurchase, or exchange of Shares or other securities of Parent occurs, or in the event that there are changes in applicable laws, regulations or accounting principles, the Committee, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will, subject to compliance with Section 409A and other applicable law, adjust the number, class, and price of Shares underlying Hindalco RSUs and Hindalco SARs and the terms and conditions of any outstanding Hindalco RSUs and Hindalco SARs.
10.Tax.

(a)Withholding Requirements. Prior to the payment of cash pursuant to an Award (or exercise thereof) or such earlier time as any tax withholding obligations are due, the Company will have the power and the right to deduct or withhold from any Award granted or any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to the Participant, or require a Participant to remit to the Company, an amount sufficient to satisfy U.S. federal, state, or local taxes, non-U.S. taxes and deductions, or other taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof). A Participant is liable and responsible for all taxes and social insurance contributions owed in connection with an Award, regardless of any Company action. The Company does not commit to and is under no obligation to structure an Award to reduce or eliminate a Participant’s tax liability. If a Participant fails to comply with any tax withholding obligations, the Company may refuse to make any cash payment pursuant to an Award (or exercise thereof).
(b)A Participant may be subject to individual income taxation (and potential social security or other applicable personal or payroll taxes) in each jurisdiction where the Participant has performed services for the Company or any affiliate or Subsidiary between the grant date of the Award and the vesting date. Taxes for which a Participant is liable, if applicable, may be withheld and deposited by the Company in each jurisdiction in which the Participant has performed Services regardless of the Participant’s status as a resident or non-resident in one or more of the jurisdictions that have a right to impose taxation. Each Participant will comply with all United States and foreign individual income tax return filing obligations that may be imposed with respect to an Award.
(c)Withholding Arrangements. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable cash or (iii) any combination thereof.
(d)Compliance With Section 409A. Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A, except as otherwise determined in the sole discretion of the Committee. The Plan and each Award Agreement under the Plan is intended to meet the requirements of Section 409A and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Committee. If any provision of the Plan or any term or condition of any Award would otherwise frustrate or conflict with this intent, the provision, term or condition shall be interpreted and deemed amended so as to avoid this conflict. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Section 409A, the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Section 409A, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A. Notwithstanding anything in the Plan to the contrary, if a Participant is a “specified employee” (within the meaning of Section 409A and as determined by the Committee) at the time of such Participant’s “separation from service” (as defined in Section 409A), and any amount hereunder is “deferred compensation” subject to Section 409A, any distribution of such amount that otherwise would be made to such Participant with respect to an Award as a result of such “separation from service” shall not be made until the date that is six months after such “separation from service,” except to the extent that earlier distribution would not result in such Participant’s incurring interest or additional tax under Section 409A. If an Award includes a “series of installment payments” (within the meaning of Section 1.409A-2(b)(2)(iii) of the Treasury Regulations), the Participant’s right to such series of installment payments shall be treated as a right to a series of separate payments and not as a right to a single payment, and if an Award includes “dividend equivalents” (within the meaning of Section 1.409A-3(e) of the Treasury Regulations), the Participant’s right to such dividend equivalents shall be treated separately from the right to other amounts under the Award. Notwithstanding the foregoing, the tax treatment of the benefits provided under the Plan or any Award Agreement is not warranted or guaranteed, and in no event shall the Company (or Parent, affiliate or Subsidiary of the Company, as applicable) be liable for or reimburse a Participant for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by any Participant on account of non- compliance with Section 409A.
11.No Effect on Employment or Service. Neither the Plan nor any Award (nor any vesting schedule contained therein) will confer upon a Participant any right with respect to continuing the Participant’s relationship as an employee, nor will they interfere in any way with the Participant’s right or the right of the Company (or any affiliate or Subsidiary of the Company) to terminate such relationship at any time, with or without Cause, to the extent permitted by applicable laws.
12.No Uniformity of Treatment. No Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants, holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient. Any Award granted under the Plan shall be a one-time Award that does not constitute a promise of or any contractual right to receive future grants, or benefits in lieu of grants, even if Awards have been granted in the past. The Company, in its sole discretion, maintains the right to make available future grants under the Plan.
13.Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Board or the Committee makes the determination granting such Award, or such other later date as is determined by the Board or the Committee. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.
14.Amendment and Termination of the Plan.
(a)Amendment and Termination. The Board (or the Committee, if delegated or empowered) may at any time amend, alter, suspend or terminate the Plan and it or the Committee may at any time waive any conditions or rights under, amend any terms of, or amend, alter, suspend or terminate any Award granted thereunder, prospectively or retroactively, without the consent of any relevant Participant or beneficiary of an Award, subject to Section 14(b). Without limiting the foregoing and subject to Section 14(b), the Board or the Committee may approve or make any clarificatory amendments, alterations or modifications of any part of the Plan or any Award agreement.
(b)Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan or any Award will materially adversely impair the rights of any Participant or beneficiary under any Award theretofore granted under the Plan, unless mutually agreed otherwise between the Participant and the Committee, which agreement must be in writing and signed by the Participant and the Company except to the extent any such action is made to cause the Plan to comply with applicable law or accounting or tax rules and regulations. The Committee shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of events (including the events described in Section 9) affecting the Company, or the financial statements of the Company, or of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. Termination of the Plan will not affect the Committee’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.
15.Foreign Participants. To facilitate the making of any Award or combination of Awards under the Plan, the Committee may provide for such special terms for Awards to Participants who are foreign nationals, or who are employed by or perform services for the Company or any Subsidiary outside of the U.S., as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to, appendices or amendments, restatements or alternative versions of, the Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of the Plan as in effect for any other purposes, provided that no such supplements, appendices, amendments, restatements or alternative versions shall include any provisions that are inconsistent with the terms of the Plan, as then in effect, unless the Plan is amended to eliminate such inconsistency. Any special terms and conditions for the Participant’s jurisdiction that are set forth on an appendix or supplement constitutes part of this Plan and any Award Agreement.
16.Miscellaneous.
(a)Nothing contained in the Plan shall prevent the Company from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.
(b)If any provision of the Plan or any Award Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any Participant or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to Applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award Agreement, such provision shall be stricken as to such jurisdiction, Participant or Award, and the remainder of the Plan and any such Award Agreement shall remain in full force and effect.
(c)Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant. To the extent that any Participant acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.
(d)Awards may be granted to Participants who are non-United States nationals or employed or providing services outside the United States, or both, on such terms and conditions different from those applicable to Awards to Participants who are employed or providing services in the United States as may, in the judgment of the Committee, be necessary or desirable to recognize differences in local law, tax policy or custom. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Committee’s obligation with respect to tax equalization for Participants on assignments outside their home country.
(e)Language. If the Participant receives an Award Agreement or any other document related to the Plan translated into a language other than English, and if the meaning of the translated version is different than the English version, the English version of such Award Agreement or such other document will control.
(f)Payments and Exchange Rates. Payments pursuant to the settlement of Awards, if any, shall be made in the Participant’s local currency. Awards denominated in U.S. Dollars shall be converted to the Participant’s local currency based on the applicable exchange rate on the last day of the month immediately preceding the month in which the Award is settled.
17.Successors and Assigns. The terms of the Plan shall be binding upon and inure to the benefit of the Company and any assignee or successor entity, including any successor entity contemplated by Section 5(e).
18.Data Protection.
(a)Personal Data Processing. By participating in the Plan, the Participant understands and acknowledges that it is necessary for the Company, Parent and any of its Subsidiaries and affiliates to collect, use, disclose, hold, transfer and otherwise process certain personal information about the Participant, including, but not limited to, the Participant’s Data, or other personal information as described in an Award Agreement or any other grant materials or as otherwise provided to the Company or Parent, Subsidiary or affiliate for the purpose of implementing, administering and managing the Plan. Any such processing will be carried out in accordance with the Company’s legitimate interest in administering the Plan and only to the extent permitted by and in full compliance with any applicable data protection laws and regulations. A Participant’s failure or refusal to provide or update such Participant’s Data (or to agree to the terms and conditions of the Plan) may result in the Company being unable to administer the Plan in respect of such Participant. A Participant’s Data will be retained by the Company for as long as such Participant holds Awards in the Company, and thereafter, to the extent necessary to fulfill lawful purposes or as long as required by applicable law, which is generally seven (7) years. These purposes include:
(i)administering and maintaining Participant records;
(ii)providing information to the Company or Parent, Subsidiary or affiliate, trustees of any employee benefit trust, registrars, brokers or third-party administrators of the Plan;
(iii)providing information to future purchasers or merger partners of the Company or any affiliate, or the business in which the Participant works; and
(iv)transferring information about the Participant to any country or territory that may not provide the same protection for the information as the Participant’s home country.
(b)Disclosure. The Company may transfer a Participant’s Data amongst its Parent, Subsidiaries or affiliates and service providers, acting as processors or joint data controllers, including any plan administrator (the “Plan Administrator”) that is an independent service provider based in the United States assisting the Company with the implementation, administration and management of the Plan. A Participant may be asked to acknowledge, or agree to, separate terms and data processing practices with the Plan Administrator. In the future, the Company may select a different service provider or additional service providers and share Data with such other provider(s) serving the Company in a similar manner.
(c)     International Transfer. A Participant’s Data may be transferred from such Participant’s country to other jurisdictions, including the United States. The Participant understands and acknowledges that such jurisdictions might have enacted data privacy laws that are less protective or otherwise different from those applicable in the Participant’s country of residence. The Company shall take reasonable steps to ensure that the Participant’s Data is legally transferred and continues to be adequately protected and securely held. If the Participant’s Data is subject to the data protection laws of the European Economic Area, including the United Kingdom (the “EEA”), the Company shall rely upon an adequate mechanism for the international transfer and subsequent onward transfers of personal data. The Company is certified to the EU-U.S. Privacy Shield Program.
(d)     Data Subject Rights. Subject to the nature of the data, the purpose and nature of the processing, and any lawful bases of the Company, the Participant understands that he or she may have a number of rights under data privacy laws in the Participant’s jurisdiction. Subject to the conditions set out in the applicable law and depending on where the Participant is based, such rights may include the right to (i) request access to or copies of Data processed by the Company, (ii) rectification of incorrect Data, (iii) deletion of Data, (iv) restrictions on the processing of Data, (v) object to the processing of Data for legitimate interests, (vi) portability of Data, (vii) lodge complaints with competent authorities in the Participant’s jurisdiction, and/or (viii) receive a list with the names and addresses of any potential recipients of the Participant’s Data. To receive clarification regarding these rights or to exercise these rights, the Participant may contact the Company.
(e)     Data Controller and Data Protection Officer. The data controller is the Company and the data protection officer is the Company’s Director of IT.
19.Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to the Awards granted under the Plan or future Awards that may be granted under the Plan by electronic means or request the Participant’s consent to participate in the Plan by electronic means. By participating in the Plan, the Participant consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or a third party designated by the Company.
20.Governing Law. The Plan and each Award Agreement shall be governed by the laws of the State of Georgia, except with respect to matters that are subject to tax laws, regulations and rules of any specific jurisdiction, which shall be governed by the respective laws, regulations and rules of such jurisdiction. Certain definitions, which refer to laws other than the laws of such jurisdiction, shall be construed in accordance with such other laws.